UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2009 rue21, inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34536	25-1311645
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

800 Commonwealth Drive, Suite 100
Warrendale, Pennsylvania		15086
(Address of principal executive offices)		(Zip Code)
(724) 776-9780
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On November 12, 2009, rue21, inc. (the “Company” or “we” or “us”) entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives for the underwriters set forth on Schedule A thereto (collectively, the “Underwriters”), and the selling stockholders set forth in Schedule B thereto (collectively, the “Selling Stockholders”), relating to the Company’s initial public offering (the “Offering”) of its common stock, par value $0.001 per share (the “Common Stock”). Under the Purchase Agreement, the Company agreed to sell 1,650,000 shares of Common Stock to the Underwriters and the Selling Stockholders agreed to sell 5,115,437 shares of Common Stock to the Underwriters at a purchase price per share of $17.67 (the offering price to the public of $19.00 per share minus the underwriters’ discount). The Selling Stockholders also provided the Underwriters with an option to purchase up to an additional 1,014,815 shares of Common Stock to cover over allotments, which was exercised in full. The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. The Purchase Agreement also provides for indemnification of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933 (the “Securities Act”), or contribute to payments the Underwriters may be required to make because of any of those liabilities. The Offering, including the shares sold pursuant to the over allotment option, closed on November 18, 2009 (the “Closing Date”).
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
1.1	Purchase Agreement, dated November 12, 2009, among rue21, inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives for the underwriters named therein, and the selling stockholders named therein.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

rue21, inc.
	By:	/s/ Keith A. McDonough
Keith A. McDonough
November 18, 2009		Chief Financial Officer

EXHIBIT INDEX
1.1	Purchase Agreement, dated November 12, 2009, among rue21, inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives for the underwriters named therein, and the selling stockholders named therein.